                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               THE LIMITED, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                               THE LIMITED, INC.
                               -----------------

                            Three Limited Parkway
                             Columbus, Ohio 43230
                                (614) 415,7000

                                                                 April 14, 2000

Dear Stockholder:

  You are cordially invited to attend our 2000 annual meeting of stockholders to be held at 9:00 a.m., Eastern Daylight Time, on May 15, 2000, at our offices located at Three Limited Parkway, Columbus, Ohio. Our Investor Relations telephone number is (614) 415-7076 should you require assistance in finding the location of the meeting. The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached. I hope that you will be able to attend and participate in the meeting, at which time I will have the opportunity to review the business and operations of The Limited.

  The matters to be acted upon by our stockholders are discussed in the Notice of Annual Meeting of Stockholders. It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached Proxy Statement, would you kindly sign, date and return the enclosed proxy card or vote by telephone or by Internet as described on the enclosed proxy card. Your vote is important regardless of the number of shares you own.

                                          Sincerely yours,

                                          /s/ Leslie H. Wexner
                                          Leslie H. Wexner
                                          Chairman of the Board

                              THE LIMITED, INC.
                              -----------------
                                 ------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 15, 2000

                                                                 April 14, 2000

To our Stockholders:

  We are pleased to invite you to attend our 2000 annual meeting of stockholders to:

    .  Elect four directors to serve for terms of three years.

    . Transact such other business as may properly come before the meeting.

  Stockholders of record at the close of business on March 24, 2000 may vote at the meeting.

  Your vote is important. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. Whether or not you plan to attend the meeting, please vote by telephone or Internet or sign, date and return the enclosed proxy card in the envelope provided. Instructions are included on your proxy card. You may change your vote by submitting a later dated proxy (including a proxy via telephone or the Internet) or by attending the meeting and voting in person.

                                          By Order of the Board of Directors

                                          /s/ Leslie H. Wexner
                                          Leslie H. Wexner
                                          Chairman of the Board

                       PROXY STATEMENT TABLE OF CONTENTS

Information About the Annual Meeting and Voting.............................   2
Election of Directors.......................................................   4
Nominees and directors......................................................   4
Information concerning the Board of Directors...............................   7
Committees of the Board of Directors........................................   7
Security ownership of directors and management..............................   8
Certain relationships and related transactions..............................   9
Executive Compensation......................................................  10
Summary compensation table..................................................  10
Long-term incentive plan awards.............................................  12
Stock options...............................................................  12
Compensation of directors...................................................  13
Employment agreements with certain executive officers.......................  14
Section 16(a) beneficial ownership reporting compliance.....................  15
Report of the Compensation Committee........................................  16
Compensation philosophy.....................................................  16
Principal compensation elements.............................................  16
CEO compensation............................................................  18
Stockholder Return Graph....................................................  20
Share Ownership of Principal Stockholders...................................  21
Independent Public Accountants..............................................  21
Other Matters...............................................................  22
Stockholder Proposals.......................................................  22
Solicitation Expenses.......................................................  22

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

  The Board of Directors of The Limited, Inc. is soliciting your proxy to vote at our 2000 annual meeting of stockholders (or at any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting. "We", "our", "The Limited", and the "Company" refer to The Limited, Inc.

  We began mailing this proxy statement and the enclosed proxy card on or about April 14, 2000 to all stockholders entitled to vote. The Limited's 1999 Annual Report, which includes our financial statements, is being sent with this proxy statement.

Date, time and place of meeting

  Date:May 15, 2000

  Time:9:00 a.m., Eastern Daylight Time

  Place:Three Limited Parkway
  Columbus, Ohio

Shares entitled to vote

  Stockholders entitled to vote are those who owned The Limited common stock (which we refer to throughout this proxy statement as "Common Stock") at the close of business on the record date, March 24, 2000. As of the record date, there were 215,184,743 shares of Common Stock outstanding. Each share of Common Stock that you own entitles you to one vote.

Voting your proxy

  Whether or not you plan to attend the annual meeting, we urge you to vote. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. If you are voting by mail, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you are voting by telephone or the Internet, please use the telephone or Internet voting procedures set forth on the enclosed proxy card. Returning the proxy card or voting via telephone or the Internet will not affect your right to attend the meeting and vote.

  The enclosed proxy card indicates the number of shares that you own.

  Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us or vote via telephone or the Internet in time to vote, one of the individuals named on your proxy card (your "proxy") will vote your shares as you have directed. If you sign the proxy card or vote via telephone or the Internet but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares:

  . "FOR" the election of all four nominees for director (as described on pages 4 and 5).

  If any other matter is presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting.

Revoking your proxy

  You may revoke your proxy by:

  . submitting a later dated proxy (including a proxy via telephone or the Internet),

  . notifying our Secretary in writing before the meeting that you have revoked your proxy, or

  .  voting in person at the meeting.

Voting in person

  If you plan to attend the meeting and vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 24, 2000, the record date for voting.

Appointing your own proxy

  If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the names of those individuals and insert the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the meeting.

Quorum requirement

  A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of shares representing one-third of the votes of the Common Stock entitled to vote constitutes a quorum. Abstentions and broker "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Vote necessary to elect directors

         Item                               Vote Necessary*
         ----                               ---------------
 Election of directors Directors are elected by a plurality of the votes represented by the shares of Common Stock present at the
                       meeting in person or by proxy. This means that the
                       director nominee with the most affirmative votes for a
                       particular slot is elected for that slot.

--------
* Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on this item even if it does not receive voting instructions from you.

                             ELECTION OF DIRECTORS

  Our Board of Directors has nominated four directors for election at the annual meeting. If you elect the four nominees, they will hold office for a three-year term expiring at the 2003 annual meeting or until their successors have been elected.

  Three of the four nominees are currently serving on our Board of Directors. Alex Shumate, who has served for the past four years as a director of our subsidiary, Intimate Brands, Inc. ("Intimate Brands"), has agreed to stand for election as a director of The Limited. If elected, Mr. Shumate will fill the vacancy created as a result of the decision by Claudine B. Malone not to stand for re-election as a director. In connection with his nomination for election as a director of The Limited, Mr. Shumate will cease service as a director of Intimate Brands effective May 15, 2000.

  Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. We do not know of any nominee of the Board who would be unable to serve as a director if elected.

  Stockholders wishing to nominate directors for election may do so by delivering to the Secretary of the Company, no later than fourteen days before the annual meeting, a notice stating (a) the name, age, business address and, if known, residence address of each nominee proposed in the notice, (b) the principal occupation or employment of each nominee and (c) the number of shares of Common Stock of the Company beneficially owned by each nominee. No person may be elected as a director unless he or she has been nominated by a stockholder in this manner or by the Board of Directors.

  The Board of Directors recommends the ELECTION of all of the following nominees of the Board of Directors:

Nominees and directors

  Nominees of the Board of Directors for election at the 2000 annual meeting.

E. Gordon Gee                 Director since 1991                      Age 56

  Dr. Gee will become Chancellor of Vanderbilt University effective August 1, 2000. Dr. Gee was the President of Brown University from 1998 to 2000. Dr. Gee was also President of The Ohio State University from 1990 to 1997. Dr. Gee is a director of Allmerica Financial, ASARCO, Inc., Glimcher Realty Trust and Intimate Brands.

Alex Shumate                                                           Age 49

  Mr. Shumate has been the Managing Partner of the Columbus, Ohio office of the law firm of Squire, Sanders & Dempsey L.L.P. since 1991. Mr. Shumate was a director of Intimate Brands from 1996 to 2000. Mr. Shumate is also a director of Bank One Corporation and Wm. Wrigley, Jr. Company.

Allan R. Tessler        Director since 1987                    Age 63

  Mr. Tessler has been Chairman of the Board and Chief Executive Officer of International Financial Group, Inc., a merchant banking concern, for more than five years. He is also the Chairman of the Board and Chief Executive Officer of J Net Enterprises, Inc. Mr. Tessler was Co-Chairman and Chief Executive Officer of Data Broadcasting Corporation ("Data Broadcasting"), a data broadcasting network, from 1992 to February 2000. Mr. Tessler was Chairman of the Board and Chief Executive Officer of Ameriscribe Corporation, a provider of reprographic and related facilities management services, from 1988 through 1993. Mr. Tessler is also the Chairman of the Board of Directors of Enhance Financial Services Group, Inc. Mr. Tessler is a director of Allis-Chalmers Corporation, Data Broadcasting and Marketwatch.com.

Abigail S. Wexner       Director since 1997                    Age 38

  Mrs. Wexner was an attorney with the law firm of Davis Polk & Wardwell from 1987 until 1992, where she specialized in mergers and acquisitions. By appointment of the President of the United States, Mrs. Wexner served as a member of the United States Holocaust Memorial Council from 1994 to 1999. She is a director of the Children's Defense Fund and is Chairman of the Governing Committee of The Columbus Foundation and a member of the Boards of Trustees of Children's Hospital, Inc. and The Columbus Academy in Columbus, Ohio. Mrs. Wexner is the wife of Leslie H. Wexner.

 Directors whose terms continue until the 2001 annual meeting.

Eugene M. Freedman      Director since 1995                    Age 68

  Mr. Freedman has been Senior Advisor and Director of Monitor Clipper Partners, Inc. ("Monitor Clipper"), a private equity firm, since January 2000 and a director and chairman of the finance committee of Monitor Company, Inc., an international business strategy and consulting firm, since January 1995. He was Managing Director of Monitor Clipper from 1997 to 1999. Until October 1994, and for more than five years prior thereto, Mr. Freedman was a partner of Coopers & Lybrand, where he served as Chairman and Chief Executive Officer of Coopers & Lybrand LLP, U.S. ("C & L, U.S.") since October 1991 and as Chairman of Coopers & Lybrand, International ("C & L, Int.") since 1992. During The Limited's 1999 fiscal year, the successor of C & L, U.S., PricewaterhouseCoopers LLP ("PWC"), served as The Limited's independent public accountants. The amount of compensation paid by The Limited to PWC for such services was less than 1% of The Limited's and PWC's consolidated gross revenues for their 1999 fiscal years. Mr. Freedman is also a director of Bernard Technologies, Inc.

Kenneth B. Gilman       Director since 1990                    Age 53

  Mr. Gilman has been Vice Chairman and Chief Administrative Officer of The Limited since June 1997. He was also Vice Chairman and Chief Financial Officer of The Limited from June 1993 to June 1997. For more than five years prior thereto, Mr. Gilman was Executive Vice President and Chief Financial Officer of The Limited. Mr. Gilman has also been Vice Chairman of the Board of Intimate Brands since 1995.

David T. Kollat         Director since 1976                    Age 61

  Dr. Kollat has been Chairman of 22, Inc., a management consulting firm, since 1987. He is also a director of Audio Environments, Inc., Cheryl & Co., Inc., Christy Partners, Cone Mills, Inc., Consolidated Stores Corporation, Cooker Restaurant Corporation, Resource Marketing, Inc., SBC Advertising, Select Comfort, Inc., Starpower Inc. and Wolverine World Wide, Inc.

Leslie H. Wexner        Director since 1963                    Age 62

  Mr. Wexner has been Chief Executive Officer since he founded The Limited in 1963, and Chairman of the Board for more than five years. Mr. Wexner has also been the Chairman of the Board and Chief Executive Officer of Intimate Brands since 1995. Mr. Wexner is also a director of Hollinger International, Inc. and Hollinger International Publishing, Inc. Mr. Wexner is the husband of Abigail
S. Wexner.

 Directors whose terms continue until the 2002 annual meeting.

Leonard A. Schlesinger  Director since 1996                    Age 47

  Dr. Schlesinger has been Executive Vice President, Organization, Leadership and Human Resources of The Limited since October 1999. Dr. Schlesinger was a Professor of Sociology and Public Policy and Senior Vice President for Development at Brown University from 1998 to 1999. He also was the George F. Baker, Jr. Professor of Business Administration at Harvard Business School ("Harvard") from 1988 to 1998 and served as the Senior Associate Dean and Director of External Relations at Harvard from July 1994 until October 1995. Dr. Schlesinger is a director of Pegasystems, Inc.

Donald B. Shackelford   Director since 1975                    Age 67

  Mr. Shackelford has been Chairman of the Board of Fifth Third Bank, Central Ohio, a banking business, since 1998. Mr. Shackelford was Chairman of the Board and Chief Executive Officer of State Savings Bank from 1972 to 1998. He was Chairman of the Board and Chief Executive Officer of State Savings Co. for five years ending in 1997. Mr. Shackelford is also a director of Fifth Third Bancorp., Intimate Brands and Progressive Corporation.

Martin Trust            Director since 1978                    Age 65

  Mr. Trust has been President and Chief Executive Officer of Mast Industries, Inc., a wholly-owned subsidiary of The Limited, for more than five years. He is also a director of Staples, Inc.

Raymond Zimmerman       Director since 1984                    Age 66

  Mr. Zimmerman has been Non-Executive Chairman of the Board of Service Merchandise Company, Inc. ("Service Merchandise"), a retail catalogue merchandising business, since 1999. Mr. Zimmerman has also been Chairman of the Board of 99c Stuff.com since July 1999. He was Chairman of the Board of Service Merchandise from 1997 to 1999 and was Chairman of the Board and Chief Executive Officer of Service Merchandise from 1981 to 1997. In March 1999, Service Merchandise filed a reorganization petition under Chapter 11 of the United States Bankruptcy Code.

Information concerning the Board of Directors

  Our Board of Directors held eight meetings and executed one consent in lieu of meeting in fiscal year 1999. During fiscal year 1999, all of the directors, except for Mr. Freedman, attended 75% or more of the total number of meetings of the Board and of committees of the Board on which they served.

Committees of the Board of Directors

 Audit Committee.

  The Audit Committee of the Board recommends the firm to be employed as our independent public accountants and reviews the scope of the audit and audit fees. In addition, the Audit Committee consults with the independent auditors about the plan of audit, the resulting audit report and the accompanying management letter. The Audit Committee also confers with the independent auditors about the adequacy of internal accounting controls, as appropriate, outside of the presence of management. The members of the Audit Committee during fiscal year 1999 were Ms. Claudine B. Malone (Chair) and Messrs. Shackelford, Tessler and Zimmerman. The Audit Committee held eight meetings in fiscal year 1999.

 Compensation Committee.

  The Compensation Committee of the Board reviews executive compensation and administers our stock option and performance incentive plans. Its members are Mr. Shackelford (Chair) and Dr. Gee. Members of the Compensation Committee held seven meetings in fiscal year 1999 and took action in writing without a meeting on twenty occasions.

 Executive Committee.

  The Executive Committee of the Board may exercise, to the fullest extent permitted by law, all of the powers and authority granted to the Board. The Executive Committee may also declare dividends, authorize the issuance of stock and authorize the seal of The Limited to be affixed to papers that require it. Its members are Messrs. Wexner (Chair) and Shackelford. The Executive Committee took action in writing without a meeting on five occasions in fiscal year 1999.

 Finance Committee.

  The Finance Committee of the Board periodically reviews our financial position and financial arrangements with banks and other financial institutions. The Finance Committee also makes recommendations on financial matters that it believes are necessary, advisable or appropriate. Its members during fiscal year 1999 were Mses. Malone and Wexner and Messrs. Tessler (Chair), Freedman, Shackelford and Zimmerman. The Finance Committee held six meetings in fiscal year 1999.

 Nominating Committee.

  The Nominating Committee of the Board nominates, on behalf of the Board, suitable persons for election as directors of The Limited. Its members are Messrs. Tessler (Chair) and Wexner. Stockholders are permitted to nominate directly directors for election (see "ELECTION OF DIRECTORS" above); therefore, no formal procedures exist for stockholders to make nominee recommendations to the Nominating Committee. The Nominating Committee took action in writing without a meeting on one occasion in fiscal year 1999.

Security ownership of directors and management

  The following table shows certain information about the securities ownership of all directors of The Limited, the executive officers of The Limited named in the Summary Compensation Table below and all directors and executive officers of The Limited as a group.

                          Number of Shares                  Number of Shares of
                          of Common Stock         Percent  Intimate Brands, Inc.   Percent of Intimate
                            Beneficially            of      Class A Common Stock   Brands Inc. Class A
Name                        Owned(a)(b)            Class  Beneficially Owned(a)(b)    Common Stock
----                      ----------------        ------- ------------------------ -------------------
Eugene M. Freedman......         7,815 (c)            *                 0                   **
E. Gordon Gee...........         4,876 (c)            *             5,867 (d)                *
Kenneth B. Gilman.......       514,533 (c)(e)(f)      *            51,006 (d)(g)             *
V. Ann Hailey...........        77,374 (c)            *                 0                   **
David T. Kollat.........       173,876 (c)            *                 0                   **
Leonard A. Schlesinger..         4,814 (c)            *               500                    *
Donald B. Shackelford...        74,418 (c)(f)         *             9,347 (d)                *
Alex Shumate............           100                *             3,656 (d)                *
Allan R. Tessler........        24,078 (c)(f)         *                 0                   **
Martin Trust............     2,602,475 (c)(e)(f)    1.2%            9,264 (h)                *
Abigail S. Wexner.......       201,801 (c)(i)         *                 0                   **
Leslie H. Wexner........    47,206,488 (c)(e)(j)   22.0%          144,079 (d)                *
Raymond Zimmerman.......        10,076 (c)(k)         *             1,690                    *
All directors and
 executive
 officers as a group....    50,902,724 (c)(e)(l)   23.7%          225,409 (d)(m)             *

--------
 *  Less than 1%.

**  Not applicable.

(a) Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised solely by the named person or shared with a spouse.

(b)  Reflects ownership as of February 29, 2000.

(c) Includes the following number of shares issuable within 60 days upon the exercise of outstanding stock options: Mr. Freedman, 2,409; Dr. Gee, 2,409; Mr. Gilman, 308,748; Ms. Hailey, 56,378; Dr. Kollat, 2,409; Dr.
     Schlesinger, 2,409; Mr. Shackelford 2,409; Mr. Tessler, 2,409; Mr. Trust, 186,726; Mrs. Wexner, 799; Mr. Wexner, 708,777; Mr. Zimmerman, 2,409; and
     all directors and executive officers as a group, 1,278,291.

(d) Includes the following number of shares issuable within 60 days upon the exercise of outstanding stock options: Dr. Gee, 3,673; Mr. Gilman, 39,375; Mr. Shackelford, 3,673; Mr. Shumate, 1,835; Mr. Wexner, 78,750;
     and all directors and executive officers as a group, 127,306.

(e) Includes the following number of shares held in an employee benefit plan, over which the participant has the power to dispose or withdraw shares:
     Mr. Gilman, 34,160; Mr. Trust, 28,984; Mr. Wexner, 537,726; and all directors and executive officers as a group, 600,870.

(f) Includes the following number of shares owned by family members, as to which beneficial ownership is disclaimed: Mr. Gilman, 1,117; Mr. Shackelford, 19,168; Mr. Tessler, 202; and Mr. Trust, 207,706.

(g) Includes 1,050 shares owned by family members, as to which Mr. Gilman disclaims beneficial ownership.

(h) Includes 3,088 shares, as to which Mr. Trust disclaims beneficial ownership.

(i) Includes 200,000 shares held by a trust of which Mrs. Wexner is the beneficiary. Mrs. Wexner disclaims beneficial ownership of these shares. Excludes the 47,206,488 shares owned by Mr. Wexner as to which Mrs. Wexner disclaims beneficial ownership.

(j) Includes 350,000 shares held by Health and Science Interests II, 708,317 shares held by The Wexner Foundation, 3,639,697 shares held by the Harry, Hannah, David & Sarah Wexner Trust, and 18,750,000 shares held by The Wexner Children's Trust. Mr. Wexner disclaims beneficial ownership of the shares held by Health and Science Interests II and The Wexner Foundation. Mr. Wexner shares investment and voting power with others with respect to shares held by The Wexner Foundation. Excludes the 201,801 shares owned by Mrs. Wexner as to which Mr. Wexner disclaims beneficial ownership.

(k) Includes 1,200 shares which are Mr. Zimmerman's pro rata share of 3,600 shares owned by a corporation of which Mr. Zimmerman is president and a 33% shareholder plus 2,000 shares held by a partnership which is 45% owned by Mr. Zimmerman and 45% owned by his wife.

(l)  Includes 1,486,510 shares as to which beneficial ownership is disclaimed.

(m)  Includes 4,138 shares as to which beneficial ownership is disclaimed.

Certain relationships and related transactions

  On May 3, 1999, The Limited, Leslie H. Wexner, our Chairman, Chief Executive Officer and President, and The Wexner Children's Trust (the "Trust") entered into an agreement (the "Rescission Agreement") rescinding the Contingent Stock Redemption Agreement dated as of January 26, 1996, as amended (the "Contingent Redemption Agreement"), among The Limited, Mr. Wexner and the Trust. Pursuant to the Rescission Agreement all of the rights and obligations of The Limited, Mr. Wexner and the Trust under the Contingent Redemption Agreement were rescinded. This enabled The Limited to utilize the approximately $352 million of cash held by a subsidiary of The Limited for the purpose of satisfying The Limited's obligations under the Contingent Redemption Agreement to purchase shares in our issuer tender offer that expired on June 1, 1999. In addition, in accordance with the terms of the Rescission Agreement, Mr. Wexner, affiliated entities and members of his immediate family did not tender any shares of Common Stock in that issuer tender offer. The Rescission Agreement was filed with the Securities and Exchange Commission (the "Commission") as an exhibit to The Limited's Schedule 13E-4 filed in connection with that issuer tender offer. That exhibit is available for inspection at the Commission.

  During fiscal year 1999 and prior to assuming his current position as our Executive Vice President, Organization, Leadership and Human Resources, Leonard A. Schlesinger, a member of the Board of Directors, provided consulting services to The Limited. The fees for such services were approximately $79,000.

                            EXECUTIVE COMPENSATION

Summary compensation table

  The following table (the "Summary Compensation Table") shows the compensation paid by The Limited to each of the named executive officers of The Limited for each of our last three fiscal years.

                                             Annual Compensation            Long-Term Compensation
                                       --------------------------------   --------------------------
                                                                Other                   Securities
                                                               Annual      Restricted   Underlying    All Other
                                Fiscal                         Compen-       Stock        Options      Compen-
Name and Principal Position(1)   Year  Salary($)  Bonus($)(2) sation($)   Awards($)(4) Awarded(#)(5) sation($)(6)
------------------------------  ------ ---------- ----------- ---------   ------------ ------------- ------------
Leslie H. Wexner.........        1999  $1,185,577 $3,331,968        --     $2,353,431           --     $262,914
 Chairman of the Board,          1998   1,046,154  1,519,392        --         29,316      214,782      154,706
 Chief Executive Officer         1997   1,000,000  1,861,560        --             --    1,718,257      135,296
 and President

Kenneth B. Gilman........        1999     958,077  1,999,181   $14,762(3)   2,353,431           --      337,363
 Vice Chairman and               1998     936,923    935,150    14,955        158,304           --      277,290
 Chief Administrative            1997     900,000  1,228,630        --      6,220,313      536,955      195,094
 Officer

Martin Trust.............        1999     757,115    892,696    81,412(3)          --           --      357,197
 President and Chief             1998     727,692  1,460,000    85,966        137,899           --      336,771
 Executive Officer of            1997     700,000    868,980        --      3,900,000      322,173      216,212
 Mast Industries, Inc.

V. Ann Hailey............        1999     592,788    937,116        --             --       50,000       79,969
 Executive Vice
  President,                     1998     517,307    332,367        --      2,791,669      214,782       14,215
 Chief Financial Officer         1997     204,327    258,825    32,984        990,625       26,848      276,099

Leonard A. Schlesinger...        1999     187,981    376,499        --      1,915,625      251,055           --
 Executive Vice
  President,
 Organization, Leadership
 and Human Resources

--------
(1) Mr. Schlesinger joined The Limited on October 1, 1999 as Executive Vice President, Organization, Leadership and Human Resources and Ms. Hailey joined The Limited on August 11, 1997 as Executive Vice President, Chief Financial Officer; therefore, amounts disclosed for Mr. Schlesinger for 1999 and Ms. Hailey for 1997 are for partial year.

(2) Represents for each fiscal year, the aggregate of the performance-based incentive compensation for the Spring and Fall selling seasons.

(3) Represents for the 1999 fiscal year, reimbursement of taxes on life insurance premiums paid on behalf of executive officers Gilman and Trust.

(4) Represents for each executive officer, the restricted stock awards for the specified fiscal year under The Limited's 1993 Stock Option and Performance Incentive Plan. Information set forth above is based on the closing price of The Limited's Common Stock on the date on which the awards were made.

  On October 1, 1999, 50,000 restricted shares of The Limited's Common Stock were granted to Mr. Schlesinger. The per share value of The Limited's Common Stock on such date was $38.3125. This award is earned subject to pre-established financial performance measures and once earned, vests 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, subject to continued employment with The Limited.

  On May 18, 1999, 50,885 restricted shares of The Limited's Common Stock were granted to each of executive officers Wexner and Gilman. The per share value of the Common Stock on such date was $46.25. This award was earned in accordance with pre-established financial performance measures and vested 100% at the end of the 1999 fiscal year.

  On June 1, 1998, 885, 4,779, 4,163, and 2,390 restricted shares of The Limited's Common Stock were granted to executive officers Wexner, Gilman, Trust and Hailey, respectively. The per share value of the Common Stock on such date was $33.125. These awards were made in connection with the distribution in 1998 of Abercrombie & Fitch shares to The Limited's stockholders. The vesting of these awards is the same as the vesting of the previously granted restricted stock awards to which these adjustment grants relate.

  On February 2, 1998, 100,000 restricted shares of The Limited's Common Stock were granted to Ms. Hailey. The per share value of The Limited's Common Stock on such date was $27.125. This award has been earned in accordance with pre-established financial performance measures and vests 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, subject to continued employment with The Limited.

  On February 1, 1998, 7,500 restricted shares of The Limited's Common Stock were granted to Ms. Hailey based on business performance for the fiscal 1997 year. The per share value of the Common Stock on the most recent prior date on which there were sales (January 30, 1998) was $26.50. This award vests 10% on the grant date and 20%, 30% and 40% on the first through third anniversaries of the grant date, respectively, subject to continued employment with The Limited.

  On August 11, 1997, 35,000 restricted shares of The Limited's Common Stock were granted to Ms. Hailey. The per share value of the Common Stock on such date was $22.625. This award has been earned in accordance with pre-established financial performance measures and vests 100% five years from the date of grant, subject to continued employment with The Limited.

  On May 20, 1997, 300,000 and 200,000 restricted shares of The Limited's Common Stock were granted to executive officers Gilman and Trust, respectively. The per share value of the Common Stock on such date was $19.50. These awards have been earned in accordance with pre-established financial performance measures and vest 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, subject, in each case, to the holder's continued employment with The Limited.

  On March 25, 1997, 19,750 restricted shares of The Limited's Common Stock were granted to Mr. Gilman. The per share value of the Common Stock on such date was $18.75. This award vested 100% one year from the date of grant.

  Restricted shares of The Limited's Common Stock granted prior to August 23, 1999 were subsequently adjusted to reflect the spin-off of Limited Too.

  Dividends will not be paid or accrue with respect to shares of restricted stock until such shares vest.

  As of January 29, 2000, the aggregate restricted stock holdings and the value of such holdings for each of the named executive officers were: Mr. Gilman, 257,739 shares, $7,861,040; Mr. Trust, 181,152 shares, $5,525,136;
  Ms. Hailey, 139,779 shares, $4,263,260; and Mr. Schlesinger, 50,000 shares, $1,525,000 (based on the $30.50 fair market value of a share of Common Stock as of Friday, January 28, 2000).

(5) Options have been adjusted to reflect the spin-off of Limited Too in August 1999.

(6) Includes employer matching and supplemental contributions allocated to each executive officer's account under certain of The Limited's qualified and non-qualified defined contribution plans during the year in the amount of $262,914, $321,238, $260,977, and $79,969 for executive officers Wexner, Gilman, Trust and Hailey, respectively.

  Includes term life insurance premiums in the amount of $16,125 and $96,220 paid on behalf of executive officers Gilman and Trust, respectively.

Long-term incentive plan awards

  The Limited did not grant any awards for the 1999 fiscal year to the executive officers named in the Summary Compensation Table.

Stock options

  The following table shows certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during our 1999 fiscal year.

                       Option Grants in Fiscal Year 1999

                                                                                Potential Realizable Value
                                                                                at Assumed Annual Rates of
                                                                                 Stock Price Appreciation
                                          Individual Grants(1)                      for Option Term(2)
                          ----------------------------------------------------- --------------------------
                                      Approximate %
                          Securities of Total Options
                          Underlying    Granted to
                           Options    Associates in   Exercise Price Expiration
Name                      Granted(#)   Fiscal Year     Per Share($)     Date       5%($)        10%($)
----                      ---------- ---------------- -------------- ---------- ------------ -------------
Leslie H. Wexner........        --           --                --           --            --            --
Kenneth B. Gilman.......        --           --                --           --            --            --
Martin Trust............        --           --                --           --            --            --
V. Ann Hailey...........    50,000         1.23%         $41.8125     10/15/09  $  1,314,783 $   3,331,918
Leonard A. Schlesinger..   250,000         6.15%          38.3125     10/01/09     6,023,631    15,265,065
                             1,055         0.03%          32.4573     02/01/09        21,535        54,574

--------
(1) On October 15, 1999, options were granted to Ms. Hailey and on October 1, 1999, options were granted to Mr. Schlesinger pursuant to The Limited's 1993 Stock Option and Performance Incentive Plan (1998 Restatement). Such options vest 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, in each case subject to the holder's continued employment with the Company.

     On February 1, 1999, options were granted to Mr. Schlesinger pursuant to The Limited's 1996 Stock Plan for Non-Associate Directors in connection with his service on the Board of Directors prior to joining The Limited as an executive officer. Such options vest in four equal installments beginning on the first anniversary of the grant date, subject to continued service as a Director.

     Options have been adjusted to reflect the spin-off of Limited Too in August 1999.

(2) The assumed rates of growth were selected by the Commission for illustrative purposes only and are not intended to predict or forecast future stock prices.

  The following table sets forth certain information regarding stock options exercised by the executive officers named in the Summary Compensation Table during The Limited's 1999 fiscal year and the year-end values of unexercised options held by those executive officers.

                Aggregated Option Exercises in 1999 Fiscal Year
                       and Fiscal Year-End Option Values

                                                             Number of
                                                       Securities Underlying         Value of Unexercised
                                                        Unexercised Options          In-the-Money Options
                            Shares                     at Fiscal Year-End(#)         at Fiscal Year-End($)
                          Acquired on     Value      ---------------------------   ----------------------------
Name                      Exercise(#) Realized($)(1) Exercisable   Unexercisable   Exercisable    Unexercisable
----                      ----------- -------------- -----------   -------------   -----------    -------------
Leslie H. Wexner........        --             --     687,299 (2)   1,621,609 (2)  $7,629,449 (2) $14,734,755 (2)
                                                       78,750 (3)      26,250 (3)     807,424 (3)     269,141 (3)
Kenneth B. Gilman.......    25,000       $601,756     295,325 (2)     456,410 (2)   3,404,292 (2)   5,704,887 (2)
                                                       26,250 (3)      26,250 (3)     455,703 (3)     455,703 (3)
Martin Trust............    36,645        765,731     170,617 (2)     289,958 (2)   2,134,612 (2)   3,664,918 (2)
V. Ann Hailey...........        --             --      34,900 (2)     256,732 (2)     239,183 (2)   1,139,930 (2)
Leonard A. Schlesinger..        --             --       1,609 (2)     252,668 (2)      17,829 (2)      14,936 (2)

--------
(1) Calculated on the basis of the number of shares exercised, multiplied by the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of such option.

(2) Denominated in shares of The Limited's Common Stock. Value is calculated on the basis of the number of shares subject to each such option, multiplied by the excess of the fair market value of a share of Common Stock at fiscal year-end ($30.50) over the exercise price of such option.

     Options have been adjusted to reflect the spin-off of Limited Too in August 1999.

(3) Denominated in shares of Intimate Brands' Class A Common Stock. Value is calculated on the basis of the number of shares subject to each such option, multiplied by the excess of the fair market value of a share of Common Stock at fiscal year-end ($30.8125) over the exercise price of such option.

     Options have been adjusted to reflect Intimate Brands' 5% stock dividend in July 1999.

Compensation of directors

  Associates and officers who are directors receive no additional compensation for their service as directors. We provide the following compensation to our directors who are not associates of The Limited for their services as directors:

  . an annual retainer of $20,000 per year (increased by $4,000 for each committee chair held), plus

  . a fee of $3,500 for each Board meeting attended ($1,000 for a telephonic meeting) and, as committee members, a fee of $1,500 per committee meeting attended ($500 for a telephonic meeting), and

  . a fee of $500 for each action in writing taken by the Board or any committee.

  Under The Limited's 1996 Stock Plan for Non-Associate Directors, each director who is not an associate of The Limited receives (i) annual grants of options to purchase 1,000 shares of The Limited's Common Stock at a price equal to the fair market value of such shares at the date of grant and
(ii) 50% of the annual retainer in shares of The Limited's Common Stock.

Employment agreements with certain executive officers

  In 1999 the Company entered into an employment agreement with Mr.
Schlesinger under which he will serve as the Company's Executive Vice
President for Organization, Leadership and Human Resources. The initial term of Mr. Schlesinger's agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Mr. Schlesinger's agreement provides for an initial base salary of $575,000, the grant of options to purchase 250,000 shares of The Limited's Common Stock, rights to receive, based on Company performance and continued employment, 50,000 shares of The Limited's Common Stock, incentive plan participation as determined by the Board, life insurance coverage of $5 million and disability benefits in addition to the benefits available under the Company's disability plans. Mr. Schlesinger's agreement also provides that, if the Company fails to extend the agreement or terminates Mr. Schlesinger's employment without cause, or if he terminates his employment for good reason, he will continue to receive his base salary for one year after the termination date. In the event any "parachute" excise tax is imposed on Mr. Schlesinger, he will be entitled to tax reimbursement payments.

  In 1998 the Company entered into an employment agreement with Ms. Hailey under which she will continue to serve as the Company's Executive Vice President and Chief Financial Officer. The initial term of Ms. Hailey's agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Ms. Hailey's agreement provides for an initial base salary of $525,000, an initial grant of options to purchase 200,000 shares of The Limited's Common Stock, an initial grant of rights to receive, based on Company performance and continued employment, 100,000 shares of The Limited's Common Stock, incentive plan participation as determined by the Board, life insurance coverage of $5 million and disability benefits in addition to the benefits available under the Company's disability plans. Ms. Hailey's agreement also provides that, if the Company fails to extend the agreement or terminates Ms. Hailey's employment without cause, or if she terminates her employment for good reason, she will continue to receive her base salary for one year after the termination date. In the event any "parachute" excise tax is imposed on Ms. Hailey, she will be entitled to tax reimbursement payments.

  In 1997 the Company entered into individual employment agreements with Messrs. Gilman and Trust. Under these agreements, Mr. Gilman will continue to serve as the Company's Vice Chairman and Chief Administrative Officer and Mr. Trust will continue to serve as President and Chief Executive Officer of Mast Industries, Inc. The initial term of each agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Mr. Gilman's agreement provides for an initial base salary of $900,000 and the initial grant of options to purchase 500,000 shares of The Limited's Common Stock and an initial grant of rights to receive, based on Company performance and continued employment, 300,000 shares of The Limited's Common Stock. Mr. Trust's agreement provides for an initial base salary of $700,000 and the initial grant of options to purchase 300,000 shares of The Limited's Common Stock and an initial grant of rights to receive, based on Company performance and continued employment, 200,000 shares of The Limited's Common Stock. Each agreement also provides for incentive plan participation as determined by the Board and life insurance coverage of $5 million. Each agreement provides that, if the Company fails to extend the agreement or terminates the executive's employment without cause, or if the executive terminates his employment for good reason, the executive will continue to receive his base salary for one year after the termination date. Each executive's agreement provides for disability benefits in addition to the benefits available under the Company's disability plans. In the event any "parachute" excise tax is imposed on an executive, he will be entitled to tax reimbursement payments.

Section 16(a) beneficial ownership reporting compliance

  The Limited's officers and directors, and persons who own more than ten percent of a registered class of The Limited's equity securities, must file reports of ownership and changes in ownership of The Limited's equity securities with the Commission and the New York Stock Exchange. Copies of those reports must also be furnished to The Limited.

  Based solely on a review of the copies of reports furnished to The Limited and written representations that no other reports were required, we believe that during fiscal 1999 our officers, directors and greater than ten-percent beneficial owners complied with these filing requirements.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee (the "Committee") reviews and approves The Limited's compensation philosophy and policies and the application of such policies to the compensation of Mr. Wexner and other executive officers. The Limited has retained independent compensation consultants to assist in developing, and periodically assessing the effectiveness and reasonableness of, The Limited's executive officer compensation program. The Committee meets independently on a periodic basis with these consultants to review the Company's programs.

Compensation philosophy

  The Limited attempts to apply a consistent philosophy to compensation for all leadership associates, including senior executives. The primary goal of the compensation program is to link total executive compensation to performance that enhances stockholder value. Accordingly, The Limited has structured total compensation for leadership individuals so that a lower proportion is fixed compensation and a much higher variable proportion is keyed to business and stock performance.

  The Limited's philosophy is based on the following basic principles:

 To Pay for Outstanding Performance.

  The Limited believes in paying for results. Individuals in leadership roles are compensated based on a combination of total company, business unit and individual performance factors. Total company and business unit performance are evaluated primarily on the degree by which financial targets are met. Individual performance is evaluated based upon several leadership factors, including building brand identity, attainment of specific merchandise and financial objectives, building and developing a strong leadership team, developing an infrastructure to support future business growth and controlling expenses. In addition, a significant portion of total compensation is in the form of equity-based award opportunities to directly tie any increased compensation to increased stockholder value.

 To Pay Competitively.

  The Limited is committed to providing a total compensation program designed to attract the best senior leaders to the business and to retain the best, consistently highest performers. To achieve this goal, The Limited annually compares its pay practices and overall pay levels with other leading retail, and where appropriate, non-retail companies and sets pay guidelines based on this review.

 To Pay Equitably.

  The Limited believes that it is important to apply generally consistent guidelines for all leadership compensation programs across business units, considering the size, complexity, stage of development and performance of business, and the performance of each individual executive.

Principal compensation elements

  The principal elements of executive compensation at The Limited are base salary, short-term performance-based cash incentive compensation and long-term equity-based incentive programs. In determining guidelines for each compensation element, The Limited participates in compensation surveys which include approximately

75 national and regional specialty and department store retail businesses, chosen because of their general similarity to The Limited in business and merchandise focus. In addition, The Limited participates in special surveys focusing on specific segments of the business, such as merchandise design and the personal care products business. With the help of The Limited's compensation consultants, The Limited analyzes executive compensation levels and practices relative to the performance of these competitor companies and, from this information, develops pay guidelines that generally target The Limited's executive pay well above the industry survey median for those executives with exceptional performance. The competitor group that is surveyed is subject to periodic review and is modified from time to time to reflect new businesses, mergers, acquisitions and changes in business focus. The competitor group that The Limited uses for this purpose contains approximately 50% of the companies in the S&P Retail Stores Composite Index represented in the Stockholder Return Graph below. Subject to The Limited's needs, The Limited generally attempts to design all incentive and equity-based compensation programs to meet the requirements of deductibility under the Internal Revenue Code of 1986, as amended.

 Base salary.

  The Committee annually reviews and approves the base salary of each executive officer and business president. In determining salary adjustments, the Committee considers the size and responsibility of the individual's position, the business unit's overall performance, the individual's overall performance and future potential and the base salaries paid by competitors to employees in comparable positions. Individual performance is measured against the following factors: seasonal and annual business goals, brand strategy execution and business growth goals, and the recruitment and development of leadership talent. These factors are considered subjectively in the aggregate, and none of these factors is accorded a formula weight.

  In 1999, the base salaries of Ms. Hailey and Messrs. Gilman, Trust and Wexner were adjusted based on both performance and market comparisons, with continued emphasis placed on performance-based cash and equity incentive compensation. Mr. Schlesinger commenced employment in October and at that time entered into the six-year employment agreement described above.

 Performance-based cash incentive compensation.

  The Limited has implemented a short-term performance-based cash incentive compensation program for specified key leadership positions that provides for incentive payments for each six-month operating season. These incentive payments are based on the attainment of pre-established objective financial goals.

  For most businesses, the goals under this program are based on operating income. However, goals also may be based on other objectives or criteria, depending on the business unit and its strategy. The Limited sets these goals at the beginning of each six-month season, and bases them on an analysis of historical performance, growth and income improvement expectations for that business, financial results of other comparable businesses both inside and outside The Limited, and progress toward achieving the strategic plan for that business. Annually, The Limited establishes target cash incentive compensation opportunities for eligible executives stated as a specific percent of base salary. The amount of performance-based incentive compensation earned by participating executives can range from zero to double their incentive target, based upon the extent to which the pre-established financial goals are achieved.

 Equity-based incentive programs.

  The Committee believes that continued emphasis on equity-based compensation opportunities encourages performance that enhances stockholder value, thereby further linking leadership and shareholder objectives. In

1999, the Committee awarded equity-based incentives, granting stock options and restricted stock, which are earned based on attainment of specified financial performance objectives. The Committee also believes that stock awards, the vesting of which is subject to continued employment, help us to retain key high performing executives.

  Award opportunities for each eligible participant are based on guidelines, which include size of the executive's business unit, the individual's responsibility level within that business, competitive practice and the market price of The Limited's Common Stock. In determining the awards for an executive officer, the Committee evaluated competitive practice and the executive officer's performance and importance to the business.

 Stock options.

  In 1999, stock options were awarded to Ms. Hailey in the amount set forth in the Option Grants in Fiscal Year 1999 table above. Mr. Schlesinger also received stock options in conjunction with his employment with the Company. The options granted to both Ms. Hailey and Mr. Schlesinger vest, subject to continued employment, on a graduated basis over a period of six years. The exercise price for Ms. Hailey's and Mr. Schlesinger's options is equal to the fair market value of the underlying Common Stock on the date of grant.

 Performance-based restricted stock.

  In 1999, the Committee awarded Messrs. Wexner and Gilman restricted stock based on the achievement of pre-established financial goals. Those financial goals were met, and the shares vested on the last day of fiscal 1999. Mr. Schlesinger was also granted restricted shares in 1999 as part of his employment agreement with The Limited. Mr. Schlesinger's restricted shares vest on a graduated basis over a six-year period.

CEO compensation

  Mr. Wexner has been Chief Executive Officer since founding The Limited in 1963. The Limited conducts the same type of competitive review and analysis to determine base salary and incentive guidelines for Mr. Wexner's position as it does for the other executive positions.

  In 1999, as in prior years, in establishing Mr. Wexner's compensation package the Committee considered competitive practices, the extent to which The Limited achieved operating income and sales objectives, progress regarding brand strategy, and the continued recruitment and development of leadership talent for the business. These factors are considered subjectively in the aggregate and none of these factors is accorded specific weight.

  As described earlier, while the Committee and The Limited continue to emphasize variable, performance-based compensation components for all executives, including Mr. Wexner, the Committee determined that Mr. Wexner's base salary in recent years has been low relative to the market data provided by compensation consultants. Accordingly, Mr. Wexner's base salary was adjusted by 14% from $1,050,000 to $1,200,000 while his incentive compensation target remained at 160%. In addition, Mr. Wexner was granted 50,000 shares of restricted stock (53,696 as adjusted) with vesting based on attainment of specific financial goals. In establishing these compensation elements, the Committee favorably viewed Mr. Wexner's significant achievements in recruiting and developing senior leadership talent; refocusing the Company on the core business units, including the successful spin-off of the Limited Too business and the sale of a controlling interest in the Galyan's business; improving financial results and shareholder value; and making significant progress on the brand development strategy of the business units.

  In fiscal 1999, The Limited posted net sales of $9.50 billion, an increase of 7.8% compared to fiscal 1998 net sales, excluding Limited Too sales in both years and Abercrombie & Fitch sales through May 1998. Additionally, 1999 adjusted net income was $445.5 million, which was 40% above comparable adjusted net income for fiscal 1998, and adjusted earnings per share were $1.93 per share, which was a 43% increase over 1998 adjusted earnings per share. These annual results were significantly above targeted performance objectives established by the Committee, and as a result, the annual cash incentive payment earned by Mr. Wexner was above target, but below the maximum payout level, according to The Limited's incentive compensation plan.

                                          Compensation Committee

                                          Donald B. Shackelford, Chair
                                          E. Gordon Gee

                           STOCKHOLDER RETURN GRAPH

  The following graph shows the changes, over the past five-year period, in the value of $100 invested in Common Stock of The Limited, the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Retail Stores Composite Index. The plotted points represent the closing price on the last day of the fiscal year indicated.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                  AMONG THE LIMITED, INC., THE S&P 500 INDEX
                      AND THE S&P RETAIL COMPOSITE INDEX

                             [GRAPH APPEARS HERE]

                                            S&P
                                           RETAIL    S&P
                                    LTD  COMPOSITE   500

                      1/31/95       100     100      100
                      1/31/96       101     107      135
                      1/31/97       106     124      167
                      1/30/98       167     185      208
                      1/29/99       220     294      272
                      1/28/00       212     316      296

    * $100 INVESTED IN STOCK OR IN INDEX AT THE CLOSING PRICE ON 1/31/95-- INCLUDING REINVESTMENT OF DIVIDENDS.

                   SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS

  The following table sets forth the names of all persons who, on February 29, 2000, were known by The Limited to be the beneficial owners (as defined in the rules of the Commission) of more than 5% of the shares of Common Stock of The
Limited:

                                                              Amount
                                                           Beneficially Percent
Name and Address of Beneficial Owner                          Owned     of Class
------------------------------------                       ------------ --------
Leslie H. Wexner(1).......................................  47,206,488    22.0%
 Three Limited Parkway
 P.O. Box 16000
 Columbus, Ohio 43216

FMR Corp.(2)..............................................  24,188,518    11.2%
 c/o Michele L. Ferrie
 82 Devonshire Street
 Boston, Massachusetts 02109-3614

Capital Research and Management Company(3)................  25,246,500    11.7%
 333 South Hope Street
 Los Angeles, California 90071

--------
(1) Includes 1,058,317 shares as to which Mr. Wexner disclaims beneficial ownership. Excludes 201,801 shares owned by Mrs. Wexner as to which Mr. Wexner disclaims beneficial ownership.

(2) FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and certain subsidiaries of FMR Corp. may be deemed to be members of a "group" as such term is defined in the rules promulgated by the Commission. FMR Corp. is the beneficial holder of The Limited's Common Stock as a result of the investment-related activities of certain subsidiaries of FMR Corp. Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of its voting power. Mr. Johnson 3d, the chairman of FMR Corp., owns 12% of the aggregate outstanding voting stock of FMR Corp. and Ms. Johnson, a director of FMR Corp., owns 24.5% of the aggregate outstanding voting stock of FMR Corp.

(3) Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 25,246,500 shares of The Limited's Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  During our 1999 fiscal year, PricewaterhouseCoopers LLP served as our independent public accountants and in that capacity rendered an opinion on our consolidated financial statements as of and for the fiscal year ended January 29, 2000. We annually review the selection of our independent public accountants, but we have not yet selected independent public accountants for the current fiscal year.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the meeting, each of the persons named in the proxy intends to vote in accordance with his judgment on such matters.

                             STOCKHOLDER PROPOSALS

  We may omit from the Proxy Statement and form of proxy relating to the next annual meeting of stockholders any proposals of stockholders which are intended to be presented at that meeting which are not received by the Secretary of The Limited at our principal executive offices on or before December 15, 2000.

                             SOLICITATION EXPENSES

  We will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. Our employees may solicit proxies by telephone, mailgram, facsimile, telegraph, cable and personal interview, in addition to the use of the mails. We have retained Georgeson Shareholder Communications Inc., New York, New York, to help us solicit proxies relating to shares held by brokerage houses, custodians, fiduciaries and other nominees for a fee of approximately $10,000, plus expenses. We do not expect to pay any other compensation for the solicitation of proxies.

                                          By Order of the Board of Directors

                                          /s/ Leslie H. Wexner
                                          Leslie H. Wexner
                                          Chairman of the Board

--------------------------------------------------------------------------------
                                     PROXY

                               THE LIMITED, INC.
               This Proxy is Solicited by the Board of Directors
                         Annual Meeting of Stockholders
                                  May 15, 2000
     The Board of Directors recommends a vote "FOR" each of the named nominees. If no specification is indicated, the shares represented by this proxy will be voted as recommended by the Board.

   Election of Directors, Nominees:
   E. Gordon Gee, Alex Shumate, Allan R. Tessler, Abigail S. Wexner

   1. Election of Directors
                              FOR       WITHHELD
                              [_]        [_]
   For, except vote withheld from following nominee(s):

   ------------------------------------------------------------------------




                (Continued and to be signed on the reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  The undersigned hereby appoints Leslie H. Wexner and Kenneth B. Gilman, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of Common Stock of The Limited, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 15, 2000 at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments thereof.

  The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 14, 2000.

                                       SIGNATURE(S) ________________  DATE _____

                                       IMPORTANT: Please date this Proxy and
                                       sign exactly as your name or names
                                       appear hereon. If stock is held
                                       jointly, signature should include both
                                       names. Executors, Administrators,
                                       Trustees, Guardians and others signing
                                       in a representative capacity should
                                       indicate full titles.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   P R O X Y


                               THE LIMITED, INC.
               This Proxy is Solicited by the Board of Directors
                        Annual Meeting of Stockholders
                                 May 15, 2000

The undersigned hereby appoints Leslie H. Wexner and Kenneth B. Gilman, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of Common Stock of The Limited, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 15, 2000 at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments thereof.

Election of Directors, Nominees:

01. E. Gordon Gee, 02. Alex Shumate, 03. Allan R. Tessler,
04. Abigail S. Wexner

SAID PROXIES ARE DIRECTED TO VOTE AS MARKED ON THE REVERSE SIDE AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.
                               (Continued and to be signed on the reverse side)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------

   [X]  Please mark your                                                    9788
        votes as in this
        example.

   --------------------------------------------------------------------
     The Board of Directors recommends a vote "FOR" each of the named nominees. If no specification is indicated, the shares represented by this proxy will be voted as recommended by the Board.

   1. Election of                     FOR      WITHHELD
   Directors (see reverse)            [_]        [_]

   For, except vote withheld from following nominee(s):

   ----------------------------------------------------
   --------------------------------------------------------------------


The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 14, 2000.

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If stock is held jointly, signature should include both names. Execu-tors, Administrators, Trustees, Guardians and others signing in a representa-tive capacity should indicate full titles.
SIGNATURE(S) ____________________________________________ DATE ___________

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                               The Limited, Inc.

Dear Stockholder:

The Limited, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return your proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1. To vote over the Internet:
  . Log on to the Internet and go to the web site http://www.eproxyvote.com/ltd

2. To vote by telephone:
  . On a touch-tone telephone, call 1-877-779-8683 24 hours a day, 7 days a week.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need to mail back your proxy card.

                 Your vote is important. Thank you for voting.